Exhibit  99


                             JOINT FILER INFORMATION



Name:                         Pacific Energy GP, Inc.

Address:                      5900 Cherry Avenue
                              Long Beach, CA 90805

Designated Filer:             Philip F. Anschutz

Issuer and Trading Symbol:    Pacific Energy Partners, L.P. (PPX)

Date of Earliest Transaction
Required to be Reported:      11/19/2003

Signature:                    Pacific Energy GP, Inc.


Date:  November 21, 2003      /s/ Lynn T. Wood
                              By:  Lynn T. Wood
                              Vice President and Secretary